Comtech Internal – Limited Distribution Comtech Internal – Limited Distribution 1 FOURTH QUARTER FISCAL 2024 RESULTS Exhibit 99.1

Said plainly, I couldn’t be more excited. In the many discussions I’ve had with investors over the past few months, I’ve been clear that as difficult as the current operating environment has been, and as tough as the challenges ahead may be, I am committed to Comtech. That’s because I saw—and still see—great technology, great people, and a huge opportunity ahead for us. Let’s turn to what’s next. The close of our fiscal 2024 fourth quarter provides an opportunity to reflect on both the progress the Company has made over the past year, as well as a reminder of how much remains to be done to build the Comtech our customers, our people, and our shareholders want. To that end, in conjunction with our financial results, we announced a transformation strategy to make Comtech a pure-play satellite and space communications company. We’ll review our financial performance in some detail, but first let me describe the strategy that will fundamentally change our business. At the beginning of this fiscal year, we made a commitment to be a more forward-looking organization, and our new transformation strategy is an extension of that commitment. We will execute against this commitment along three fronts: First, the continuation of an active strategic alternatives process for our Terrestrial & Wireless Networks (“T&W”) segment, which is well underway. Second, portfolio-shaping and cost-savings initiatives to drive growth and a return to profitability. Third, streamlining our operations as we create a more focused, high-potential Satellite & Space Communications (“S&S”) business. John Ratigan, President and CEO We are executing a transformative strategy to make Comtech a pure-play satellite and space communications company. 2 Fellow Shareholders, Comtech has been through an extraordinary series of changes over the course of the past year, and that includes changes and additions to senior leadership. There’s a lot to talk about in terms of our performance and our future, but at the outset, I want to address one recent leadership update: as we announced yesterday, the Board of Directors has concluded its search process and appointed me President and CEO.

Our Terrestrial & Wireless Networks segment underwent a transformation of its own in fiscal 2024. Led by Jeff Robertson, who joined Comtech as T&W President in March 2024, T&W improved its profitability and achieved a book-to-bill ratio of 1.70x, a very strong performance considering T&W’s year-over-year growth in net sales and Adjusted EBITDA*. It also delivered a higher win rate for major public safety projects as evidenced by a two-fold increase in fiscal 2024 orders for next-generation solutions. The T&W business recorded multiple key wins, including multi-year renewals for the maintenance of NG-911 systems with longstanding customers, such as the Commonwealth of Massachusetts and the State of Washington, and secured expanded work with new customers, including the North Central Texas Emergency Communications District. As the public markets have not fairly valued our T&W segment, we believe the strategic alternatives process is the best path to unlocking underlying value for shareholders. This process is progressing, and we look forward to updating you as we have news to share. In connection with the Board’s transformation strategy, we have undertaken a detailed evaluation of our Satellite & Space Communications segment’s portfolio to identify opportunities to divest, separate, and rationalize businesses that are not core to Comtech’s go- forward focus. Consistent with this effort, in the fiscal fourth quarter, we made the decision to exit our subsidiary operations in Basingstoke, United Kingdom. The U.K. operations were established in connection with the prior management team’s 2020 acquisition of CGC Technology Limited, which primarily served customers in Europe. Following the acquisition, Comtech continued to invest in the Basingstoke facility to advance LEO constellation-based antenna technologies in anticipation of significant production orders. Taking into consideration the significant ongoing investment as well as unfavorable contract terms on prospective antenna sales, the Board concluded the U.K. business would not generate an attractive return on invested capital and made the decision to exit these operations As part of our S&S portfolio evaluation, we will also continue to organize our investments and commercial activity around businesses and product lines critical to our future success. Investors will recall that earlier this year, we divested our solid-state, high-power amplifier product line so we could further invest in higher-potential, software-defined products. 3 We believe the strategic alternatives process is the best path to unlocking underlying value for shareholders. *For a definit ion and explanation of how "Adjusted EBITDA" (a Non-GAAP f inancial measure) is calculated as disclosed above, see page 73 of our Fiscal 2024 Annual Report on Form 10-K

As a result of those actions, we recently launched a new software-defined Digital Common Ground (“DCG”) portfolio of modems with access to multi- orbit capabilities for our government customers. We believe the advanced technologies incorporated into our DCG product line create a meaningful competitive advantage for Comtech. Importantly, fiscal 2024 saw the S&S segment secure competitive contracts on next-generation modem platforms with government customers, such as the Enterprise Digital Intermediate Frequency Multi- Carrier (“EDIM”) modem contract with the U.S. Army, and a sole-source follow on contract to manufacture advanced modems for the U.S. Air Force and Army Anti-Jam Modem (“A3M”) initiative. The competitiveness of Comtech’s S&S technology and products, combined with key wins from our T&W unit, resonated with our customers and enabled Comtech to exit fiscal 2024 with record funded backlog of approximately $800 million. Ultimately, our conviction around creating a pure-play company is driven by our belief that our S&S business is a leader in a large and growing market. As one of the few U.S.-based providers with a large installed base of advanced modems and high-power amplifiers, and a market leader in troposcatter technologies, Comtech has a rich history of delivering mission-critical satellite and communications solutions for our government and commercial customers. We see significant opportunities to create value by focusing our resources and energy on this sector, which benefits from high barriers to entry and multiple tailwinds and demand-drivers, including growing global geopolitical tensions and rising global defense spending. We believe these large and growing markets are at the beginning of technology upgrade cycles and modernization initiatives that will underpin demand for years to come. Further, we anticipate the proceeds from a potential sale of the T&W segment, or other portfolio shaping opportunities, would enable us to substantially simplify our capital structure and improve our balance sheet, providing the flexibility to invest in continued innovation for the go-forward S&S business. I want to underscore that, while we will be pursuing this transformation strategy, we’re not going to be distracted from delivering for our customers. Our focus is – and will continue to be on – serving them. One of the things both the T&W and S&S businesses have in common is the criticality of their missions. The work we do on behalf of our customers is a privilege, and we are committed to earning that privilege every day. 4 The competitiveness of Comtech’s technology and products resonated with our customers and saw Comtech exit fiscal 2024 with record funded backlog of approximately $800 million.

Finally, as we previously announced, in our first quarter of fiscal 2025, we amended our existing credit facility. Among other things, the amendment waives defaults or events of default in connection with our Net Leverage Ratio and Fixed Charge Coverage Ratio covenants for the fourth quarter of fiscal 2024. To cure these defaults, maintain appropriate liquidity and support our transformation initiatives, we entered into a new $25.0 million subordinated unsecured term loan facility with the existing holders of our convertible preferred stock. Fourth Quarter Fiscal Year 2024 Update Turning to the fourth quarter of fiscal 2024, our financial performance was below our expectations, driven by a combination of factors that impacted our bottom line. Importantly, these results were not a function of market opportunities or demand drivers in our end markets, as consolidated net bookings in the fourth quarter rose 167% sequentially to $271.5 million. Both of our segments delivered net sales roughly in-line with third quarter levels, as our consolidated net sales saw only a modest sequential decline to $126.2 million (or 1.5%). However, our margins, and thus profitability, came under significant pressure: consolidated gross margins were sequentially down 890 basis points to 21.5%, which negatively impacted our operating income and Adjusted EBITDA*. As previously disclosed in our SEC filings, this underperformance was primarily attributable to our S&S segment. Our Terrestrial & Wireless Networks business continues to solidify its position as a strong and effective competitor in the public safety and next- generation 911 marketplace. T&W’s net sales of $54.6 million for the fourth quarter of fiscal 2024 were relatively stable, both sequentially and year-over-year (down 3.7% and unchanged, respectively). This was complemented by a $163.5 million increase in sequential net bookings to $204.2 million, reflecting the demand and upgrade cycle we’ve been describing to our investors for some time now, amplified by the recognized quality of our people and technology. Looking at fiscal 2024 in aggregate, the Terrestrial & Wireless Networks segment had a book-to-bill ratio of 1.70x, the highest ratio since we started reporting these segments. Fourth quarter Adjusted EBITDA* margins for T&W could have been slightly higher, however, in partnership with one of our top customers, we deployed new software capabilities in near real time to address our customer’s business needs, and which impacted costs. 5 Our Terrestrial & Wireless Networks business continues to solidify its position as a strong and effective competitor in the public safety and next-generation 911 marketplace. *For a definit ion and explanation of how "Adjusted EBITDA" (a Non-GAAP f inancial measure) is calculated as disclosed above, see page 73 of our Fiscal 2024 Annual Report on Form 10-K

Satellite & Space Communications modestly grew sequential topline fourth quarter net sales by 0.3% to $71.6 million. As we continue to re-accelerate our supply chain following several quarters of balance sheet-related headwinds impacting manufacturing and deliveries, combined with cost growth on cutting edge non-recurring engineering related programs that are nearing completion, our profitability was negatively impacted, resulting in Adjusted EBITDA* of $0.4 million, a 0.5% margin. Stepping back, we believe the strategic actions we recently announced will directly address the combination of idiosyncratic and legacy conditions that impacted this segment’s quarterly performance. Some key points that provide important context for our results in the Satellite and Space Communications segment: • Consistent with our quarterly and annual practices, at the end of fiscal 2024, in order to adequately capture the risks and engineering challenges associated with developing next-generation Satellite & Space Communications products, we conducted a comprehensive review of our estimates to complete related to these programs. Upon completing this cost and engineering review, we determined that we needed to adjust our estimates to complete due in part to engineering and manufacturing delays and price pressures on materials and labor. Such charges, which related to higher-than-expected actual costs and increases to estimated future costs, negatively impacted our net sales and, more so, Adjusted EBITDA, in our fourth quarter. • We experienced a delay in the timing of our receipt of a large troposcatter related foreign military sales order. The timing and amount of such orders are often difficult to predict, due to various factors, including political influences and defense spending budgets. We continue to track this opportunity, expect that it will be awarded to us and ultimately contribute to our fiscal 2025 results. • Finally, as announced last quarter, accelerating our cash conversion cycle has been a top priority, and this quarter, we reduced our unbilled receivables by approximately $17.5 million to $123.7 million. We remain committed to reducing our unbilled receivables as we continue to execute against our large long-term contracts. 6 We believe the strategic actions recently announced will directly address the combination of idiosyncratic and legacy conditions that impacted this quarter’s performance. *For a definit ion and explanation of how "Adjusted EBITDA" (a Non-GAAP f inancial measure) is calculated as disclosed above, see page 73 of our Fiscal 2024 Annual Report on Form 10-K

As we move through the first quarter of fiscal 2025 and beyond, our operating priorities – in addition to our transformation priorities outlined above – are to: • Evaluate our investments in long-term customer programs to ensure they will deliver against expected commercial returns; • Continue accelerating our cash conversion cycle, and in particular, monetizing our unbilled receivables; and • Continue to win business by doing what we have always done best: solving our customers’ challenging problems. I want to highlight this last point – winning business. Despite multiple quarters of headwinds related to our balance sheet, Comtech’s two businesses continue to deliver on capturing key strategic orders and growing sales. While it will take time to re-accelerate the entirety of our operational machinery, from suppliers and vendors to orders and deliveries, the demand for our technologies and solutions remains strong. Importantly, our ability to compete for and win business tells me that what I have said since I first assumed responsibility for the Company as CEO remains as true today as it did then: Comtech comprises two very good businesses, with market-leading people and products, operating in growing markets and serving customers who clearly value our solutions. The end state I see, and the one we all certainly desire, is to have a competitive, focused and efficient business delivering sustainable and profitable growth while providing customers with best-in-class satellite and space communications solutions. I’m excited to lead us there. John 7 The end state I see is a competitive, focused and efficient business delivering sustainable and profitable growth while providing customers with best-in-class satellite and space communications solutions.

Comtech Internal – Limited Distribution Comtech Internal – Limited Distribution RESULTS 8

Comtech Internal – Limited Distribution Comtech Internal – Limited Distribution $271.5M Net Bookings 21.5% Gross Profit Margin FISCAL Q4 2024 CONSOLIDATED RESULTS $0.3M Adj. EBITDA* ($81.5)M Operating Loss Includes $64.5M Non-Cash Impairment Charge for Long- Lived Assets $126.2M Net Sales 9 *For a definit ion and explanation of how "Adjusted EBITDA" (a Non-GAAP f inancial measure) is calculated as disclosed above, see page 73 of our Fiscal 2024 Annual Report on Form 10-K

CONSOLIDATED RESULTS



Consolidated Net Bookings (millions)
$142.6
$185.6
$141.8
$101.7
$271.5
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24
Q4 FY24

Consolidated bookings for the most recent quarter were $271.5 million, representing a quarterly book-to bill ratio of 2.15x. Key bookings include winning a large competitive multi-year NG-911 contract from the Commonwealth of Massachusetts (potentially valued at over $250.0 million when considering optional renewal periods that have not yet been exercised or included in our funded backlog) and a contract with the North Central Texas Emergency Communications District ("NCT911") valued up to $30.0 million.



Consolidated Net Sales (millions)
$148.8
$151.9
$134.2
$128.1
$126.2
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24
Q4 FY24

For Q4 fiscal 2024, we recorded $126.2 million of consolidated net sales as compared to $128.1 million for Q3 fiscal 2024. Compared to Q4 fiscal 2023, our consolidated net sales decreased $22.6 million, or 15.2%, reflecting lower net sales primarily in our Satellite & Space Communications segment.

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10 COMTECH

CONSOLIDATED RESULTS 11 Operating loss in Q4 fiscal 2024 was $81.5 million, compared to an operating loss in Q3 fiscal 2024 of $3.5 million, and operating income of $1.1 million in Q4 fiscal 2023. The decrease in operating income primar ily reflects a $64.5 million non-cash impairment charge related to certain long-lived assets, including goodwill, in our Satellite and Space Communications segment, lower consolidated net sales and gross profit (both in dollars and as a percentage of consolidated net sales) and higher selling, general and administrative expenses, offset in par t by lower research and development expenses in both of our operating segments. $1.1 $2.1 $3.0 ($3.5) ($81.5) Consolidated Operating Income (Loss) (millions) Q4 FY23 Q4 FY24Q3 FY24 Q2 FY24Q1 FY24 Adjusted EBITDA was $0.3 million, or 0.2% of consolidated net sales, in Q4 fiscal 2024, as compared to $11.9 million, or 9.3% in Q3 fiscal 2024 and $18.9 million, or 12.7%, in Q4 fiscal 2023. Compared to Q4 fiscal 2023, Adjusted EBITDA for our fourth quarter, in dollars, primar ily reflects lower consolidated net sales and gross profit (both in dollars and as a percentage of consolidated net sales) and higher selling, general and administrative expenses, offset in par t by lower research and development expenses in both of our operating segments. 12.7% 12.1% 11.3% 9.3% 0.2% Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Q4 FY24 Consolidated Adjusted EBITDA* Margin *For a definit ion and explanation of how "Adjusted EBITDA" (a Non-GAAP f inancial measure) is calculated as disclosed above, see page 73 of our Fiscal 2024 Annual Report on Form 10-K

Terrestrial & Wireless Networks 12 $54.6 $49.5 $55.6 $56.6 $54.6 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Q4 FY24 Terrestrial & Wireless Networks Net Sales (millions) Terrestrial & Wireless Networks segment net sales were $54.6 million for Q4 fiscal 2024, a slight decrease of 3.7% from Q3 fiscal 2024 and in line with Q4 fiscal 2023. Compared to Q4 fiscal 2023, segment net sales for the most recent quarter primarily reflect higher net sales of our NG-911 and call handling services, offset in part by lower net sales of our location-based solutions.

Terrestrial & Wireless: By the Numbers



Terrestrial & Wireless Networks Net Bookings (millions)
$57.1
$48.4
$74.2
$40.7
$204.2
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24
Q4 FY24



Terrestrial & Wireless Networks Adjusted EBITDA* Margin
20.8%
19.5%
24.7%
20.0%
18.3%
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24
Q4 FY24

Net bookings in the Terrestrial & Wireless Networks segment totaled $204.2 million during the quarter. Key bookings include winning a large competitive multi-year NG-911 contract from the Commonwealth of Massachusetts (potentially valued at over $250.0 million when considering optional renewal periods that have not yet been exercised or included in our funded backlog) and a contract with the North Central Texas Emergency Communications District ("NCT911") valued up to $30.0 million.

Operating income in Q4 fiscal 2024 was $3.8 million, or 6.9% of related segment net sales, compared to operating income of $5.1 million, or 9.4% in Q4 fiscal 2023. Q4 fiscal 2024 Adjusted EBITDA was $10.0 million, or 18.3% of related segment net sales, reflecting a decrease from the $11.4 million of Adjusted EBITDA, or 20.8%, reported in Q4 fiscal 2023. The decreases in our Terrestrial & Wireless Networks segment's operating income, as well as Adjusted EBITDA, both in dollars and as a percentage of related segment net sales, reflect a lower gross profit percentage on related segment net sales.

*For a definition and explanation of how "Adjusted EBITDA" (a Non-GAAP financial measure) is calculated as disclosed above, see page 73 of our Fiscal 2024 Annual Report on Form 10-K

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Satellite & Space Communications 14 $94.2 $102.4 $78.6 $71.4 $71.6 Q4 FY23 Q1 FY24 Q2 FY24 Q3 FY24 Q4 FY24 Satellite & Space Communications Net Sales (millions) Satellite & Space Communications segment net sales were $71.6 million for Q4 fiscal 2024, a decrease of $22.6 million as compared to Q4 fiscal 2023. Fourth quarter 2024 net sales in this segment reflect: our divestiture of our solid-state high power amplifier product line in November 2023 (the “PST Divestiture”); recent decision in the fourth quarter to cease operations of our steerable antenna product line in the U.K.; lower net sales of our next- generation troposcatter solutions for the U.S. Marine Corps (as we are now in the manufacturing and delivery stage of this contract being accounted for over time); and lower net sales of satellite ground infrastructure solutions.

Satellite & Space: By the Numbers

Satellite & Space Communications Net Bookings
(millions)


$85.5
$137.1
$67.6
$61.0
$67.3
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24
Q4 FY24

Satellite & Space Communications
Adjusted EBITDA* Margin


13.3%
14.8%
9.0%
10.1%
0.5%
Q4 FY23
Q1 FY24
Q2 FY24
Q3 FY24
Q4 FY24

Net bookings in the Satellite & Space Communications segment totaled $67.3 million for the quarter. Key bookings during the most recent quarter consist of various orders from a multitude of customers, including among others: cyber training services and related solutions for the U.S. government; troposcatter solutions for a Canadian-based customer; equipment and related components in support of the Global Field Service Representative ("GFSR") contract; next-generation modem technologies for both U.S. government and commercial applications; incremental funding associated with our EDIM modem development contract; and various orders from the U.S. Army for VSAT satellite systems and related services.

Operating loss in Q4 fiscal 2024 was ($69.0) million, compared to operating income of $6.7 million, or 7.1% in Q4 fiscal 2023. Q4 fiscal 2024 Adjusted EBITDA was $0.4 million, or 0.5% of related segment net sales, a decrease from the $12.5 million of Adjusted EBITDA, or 13.3%, reported in Q4 fiscal 2023. The decrease in our Satellite & Space Communications segment's operating income primarily reflects a $64.5 million non-cash impairment charge related to certain long-lived assets, including goodwill. In addition, the decreases in our Satellite & Space Communications segment's operating income and Adjusted EBITDA, both in dollars and as a percentage of related segment net sales, for Q4 fiscal 2024 reflect lower related segment net sales and gross profit (including our PST Divesture in November 2023), offset in part by lower research and development and selling, general and administrative expenses.

*For a definition and explanation of how "Adjusted EBITDA" (a Non-GAAP financial measure) is calculated as disclosed above, see page 73 of our Fiscal 2024 Annual Report on Form 10K

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Comtech Internal – Limited Distribution Comtech Internal – Limited Distribution APPENDIX 16

Conference Call Information

We have scheduled an investor conference call for 4:30 PM (ET) on Thursday, October 31, 2024. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech website at www.comtech.com. Alternatively, investors can access the conference call by dialing (800) 267-6316 (domestic), or (203) 518-9783 (international) and using the conference I.D. "Comtech." A replay of the conference call will be available for seven days by dialing (888) 225-1190 (domestic), or (402) 220-4971 (international).

About Comtech

Comtech Telecommunications Corp. is a leading global technology company providing terrestrial and wireless network solutions, next-generation 9-1-1 emergency services, satellite and space communications technologies, and cloud native capabilities to commercial and government customers around the world. Our unique culture of innovation and employee empowerment unleashes a relentless passion for customer success. With multiple facilities located in technology corridors throughout the United States and around the world, Comtech leverages our global presence, technology leadership, and decades of experience to create the world's most innovative communications solutions. For more information, please visit www.comtech.com.

Comtech Investor Relations
Maria Ceriello
(631) 962-7102, investors@comtech.com

Appendix:

- Cautionary Statement Regarding Forward-Looking Statements
- Condensed Consolidated Statements of Operations (Audited and Unaudited)
- Condensed Consolidated Balance Sheets (Audited)
- Use of Non-GAAP Financial Measures

Cautionary Statement Regarding Forward-Looking Statements

Certain information in this shareholder letter contains forward-looking statements that include, among others, statements regarding our expectations for the strategic alternatives process regarding our Terrestrial and Wireless Networks segment, our expectations for further portfolio-shaping opportunities, our expectations for the other operational initiatives, the intended use of proceeds from the amended Credit Facility and new subordinated term loan facility, our expectations for completing further financing initiatives, our future performance and financial condition, our plans to address our ability to continue as a going concern, the plans and objectives of our management and our assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under our control which may cause our actual results, future performance and financial condition, and achievement of our plans and objectives of our management to be materially different from the results, performance or other expectations implied by these forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things: the outcome and effectiveness of the aforementioned strategic alternatives process regarding our Terrestrial and Wireless Networks segment, further portfolio-shaping opportunities, other operational initiatives, and the completion of further financing activities; our ability to access capital and liquidity so that we are able to continue as a going concern; our ability to implement changes in our executive leadership; the possibility that the expected synergies and benefits from our strategic activities will not be fully realized, or will not be realized within the anticipated time periods; the risk that acquired businesses will not be integrated successfully; impacts from and uncertainties regarding future actions that may be taken by Michael Porcelain and stockholders affiliated with him in furtherance of their nominations of director candidates for election at the Company's Fiscal 2024 Annual Meeting of Stockholders; the possibility of disruption from acquisitions or dispositions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that we will be unsuccessful in implementing a tactical shift in our Satellite and Space Communications segment away from bidding on large commodity service contracts and toward pursuing contracts for our niche products and solutions with higher margins; the nature and timing of our receipt of, and our performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands and/or procurement strategies and our ability to scale opportunities and deliver solutions to current and prospective customers; changes in prevailing economic and political conditions, including as a result of Russia's military incursion into Ukraine, the Israel-Hamas war and attacks in the Red Sea region; changes in the price of oil in global markets; changes in prevailing interest rates and foreign currency exchange rates; risks associated with our legal proceedings, customer claims for indemnification, and other similar matters; risks associated with our obligations under our credit facilities; risks associated with our large contracts; risks associated with supply chain disruptions; and other factors described in this and our other filings with the Securities and Exchange Commission.

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17 COMTECH™

18 Comtech Telecommunications Corp. and Subsidiaries Consolidated Statements of Operations

19 Comtech Telecommunications Corp. and Subsidiaries Consolidated Balance Sheets (Audited)

20 Use of Non-GAAP Financial Measures To provide investors with addit ional information regarding our financial results, this shareholder let ter contains "Non-GAAP financial measures" under the rules of the SEC. Our Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before interest, income taxes, depreciation expense, amort ization of intangibles, amort ization of stock- based compensation, amort ization of cost to fulfill assets, restructuring costs, strategic emerging technology costs (for next-generation satellite technology), change in fair value of warrants and derivatives, write-off of deferred financing costs, CEO transition costs, impairment of long-lived assets, including goodwill, loss on business divestiture and, in the past, acquisition plan expenses, change in fair value of convertible preferred stock purchase option liability, COVID-19 related costs, facility exit costs, proxy solicitation costs and strategic alternatives analysis expenses and other. Although closely aligned, our definit ion of Adjusted EBITDA is dif ferent than EBITDA (as such term is defined in our Credit Facility) utilized for financial covenant calculations and also may dif fer from the definit ion of EBITDA or Adjusted EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequent ly requested by our investors and analysts. We believe that investors and analysts may use Adjusted EBITDA, along with other information contained in our SEC filings, including GAAP measures, in assessing our performance and comparability of our results with other companies. Our Non-GAAP measures reflect the GAAP measures as reported, adjusted for certain items as described herein and also excludes the effects of our outstanding convertible preferred stock. These Non-GAAP financial measures have limitations as an analyt ical tool as they exclude the financial impact of transactions necessary to conduct our business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non- GAAP measures in the tables presented herein, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addit ion to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in our SEC filings. As we have not provided targets for fiscal 2025, we have also not quantitatively reconciled our fiscal 2025 outlook to comparable GAAP measures. Furthermore, even if targets had been provided, items such as stock-based compensation, adjustments to the provision for income taxes, amort ization of intangibles and interest expense, which are specific items that impact these measures, have not yet occurred, are out of our control, or cannot be predicted. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics are not available without unreasonable effort and such unavailable reconciling items could significantly impact our financial results.

21 Reconciliat ions of our GAAP consolidated operating loss, net loss attributable to common stockholders and net loss per diluted common share to the corresponding Non-GAAP measures are shown in the tables below. Non-GAAP net (loss) income attributable to common stockholders and net (loss) income per diluted common share reflect Non-GAAP provisions for income taxes based on full year results, as adjusted for the Non-GAAP reconciling items included in the tables below. We evaluate our Non-GAAP effect ive income tax rate on an ongoing basis, and it can change from time to time. Our Non-GAAP effect ive income tax rate can dif fer materially from our GAAP effect ive income tax rate.